    As filed with the Securities and Exchange Commission on August 11, 2000

                                                 Registration No. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                         WatchGuard Technologies, Inc.
             (Exact name of Registrant as specified in its charter)



        Delaware                                        91-1712427
(State of incorporation)                   (I.R.S. Employer Identification No.)


                      316 Occidental Ave. South, Suite 200
                           Seattle, Washington  98104
                    (Address of principal executive offices)

                            _______________________

                             2000 Stock Option Plan
                            (Full title of the Plan)

                            _______________________

                              Christopher G. Slatt
          President, Chief Executive Officer and Chairman of the Board
                         WatchGuard Technologies, Inc.
                      316 Occidental Ave. South, Suite 200
                           Seattle, Washington  98104
                                 (206) 521-8340
(Name, address and telephone number, including area code, of agent for service)

                            _______________________

                                    Copy to:

                               Stephen M. Graham
                       Orrick, Herrington & Sutcliffe LLP
                          701 Fifth Avenue, Suite 6500
                           Seattle, Washington  98104
                                 (206) 839-4300

              (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                      Proposed
                                                                      Maximum       Proposed Maximum      Amount of
                                                Amount to Be       Offering Price       Aggregate       Registration
   Title of Securities to Be Registered         Registered(1)        Per Share       Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------
2000 Stock Option Plan
  Common Stock,
  $0.001 par value, not subject to
  outstanding options or not having fixed
  exercise price...........................     3,000,000 shares     $56.375(2)       $169,125,000         $44,649

_______________________

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sales prices of the Common Stock as reported on the Nasdaq National Market on August 10, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12(g) of the Exchange Act on July 26, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.   None.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the Registrant's Restated Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The Restated Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant maintains directors' and officers' liability insurance, under which the Registrant's directors and officers may be indemnified against liability they may incur for serving in their capacities as directors and officers of the Registrant.

Item 7.  Exemption from Registration Claimed.  Not applicable.
         -----------------------------------

Item 8.  Exhibits.
         --------

         Exhibit
         Number
         -------
           5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding legality of the Common
                     Stock being registered.
          23.1       Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
          23.2       Consent of Ernst & Young LLP, Independent Accountants.
          24.1       Power of Attorney (see signature page).
          99.1       WatchGuard Technologies, Inc. 2000 Stock Option Plan

Item 9.  Undertakings.
         ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Page Follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 11th day of August, 2000.


                                        WATCHGUARD TECHNOLOGIES, INC.

                                        By:   /s/ Christopher G. Slatt
                                            --------------------------
                                            Christopher G. Slatt
                                            President, Chief Executive Officer
                                            and Chairman of the Board


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. Slatt and Steven N. Moore, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 11, 2000.

                    Signature                                               Title

/s/  Christopher G. Slatt                            President, Chief Executive Officer and Chairman of
--------------------------------------------------    the Board (Principal Executive Officer)
Christopher G. Slatt

/s/  Steven N. Moore                                 Executive Vice President of Finance, Chief Financial
--------------------------------------------------    Officer, Secretary, Treasurer and Director (Principal
Steven N. Moore                                       Financial and Accounting Officer)

/s/  Stuart J. Ellman                                Director
--------------------------------------------------
Stuart J. Ellman

                                                     Director
--------------------------------------------------
Andrew W. Verhalen

/s/  Charles P. Waite                                Director
--------------------------------------------------
Charles P. Waite

                               INDEX TO EXHIBITS

         Exhibit
         Number
         -------
           5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding legality of the Common
                     Stock being registered.

          23.1       Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

          23.2       Consent of Ernst & Young LLP, Independent Accountants.

          24.1       Power of Attorney (see signature page).

          99.1       WatchGuard Technologies, Inc. 2000 Stock Option Plan